Exhibit 8.2

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 TEL 214 · 468 · 3300 FAX 214 · 468 · 3599 www.hunton.com

January     , 2017

Cascade Bancorp

1100 N.W. Wall Street

Bend, Oregon 97703

[FORM OF TAX OPINION]

Re:	Federal Income Tax Opinion Issued to Cascade Bancorp in Connection with the Merger of Cascade Bancorp with and into First Interstate BancSystem, Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Cascade Bancorp, an Oregon corporation (“Cascade”), in connection with the merger (the “Merger”) of Cascade with and into First Interstate BancSystem, Inc., a Montana corporation (“First Interstate”) with First Interstate surviving, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 17, 2016 by and between Cascade and First Interstate (the “Merger Agreement”). Pursuant to the requirements of Section 7.3(c) of the Merger Agreement, you have asked us to render an opinion with respect to the qualification of the Merger as a reorganization under Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.	Documents Reviewed

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1. the Merger Agreement;

2. the Registration Statement of Cascade originally filed on Form S-4 with the Securities and Exchange Commission on January     , 2017, as amended (the “Registration Statement”);

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON KNOXVILLE LONDON

LOS ANGELES McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SINGAPORE WASHINGTON

www.hunton.com

Cascade Bancorp

January     , 2017

3. the Certificates of Cascade and First Interstate, delivered to us on or about January     , 2017, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.	Representations

In connection with the opinion rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C.	Assumptions

In connection with the opinion rendered below, we have assumed that:

1. all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2. the Merger and the other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3. the Merger will qualify as a statutory merger under the applicable laws of the states of Oregon and Montana;

4. the Merger will be reported by Cascade and First Interstate on their respective income tax returns in a manner consistent with the opinion set forth below;

5. the merger of Bank of the Cascades, an Oregon stock bank and a wholly owned subsidiary of Cascade immediately following the Merger, with and into First Interstate Bank, a Montana state-chartered commercial bank and wholly owned subsidiary of First Interstate (“First Interstate Bank”) with First Interstate Bank surviving (the “Bank Merger”) will qualify as a statutory merger under the applicable laws of the states of Oregon and Montana; and

Cascade Bancorp

January     , 2017

6. the Certificates are true and accurate in all material respects as of the Effective Time of the Merger.

D.	Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement, it is our opinion that, under current U.S. federal income tax law the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

In addition, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” subject to the limitations, qualifications, and assumptions described therein, constitutes our opinion of the material federal income tax consequences of the Merger.

E.	Limitations

1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2. The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably

Cascade Bancorp

January     , 2017

satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either Cascade or First Interstate) could adversely affect the opinions stated herein.

3. No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4. This opinion letter is issued to Cascade in satisfaction of Section 7.3(c) of the Merger Agreement. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Hunton & Williams LLP under the caption “Material U.S. States Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HUNTON & WILLIAMS LLP